Exhibit 10.5

TWELFTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Twelfth Amendment to Employment Agreement is made and entered into as of November 13, 2008 (the “Effective Date”), by and between PriceSmart, Inc., a Delaware Corporation (“Employer”) and A. Edward Oats (“Executive”).

Recitals

A)	On January 11, 2000, an Employment Agreement was made and entered into by and between Employer and Executive;

B)	Said Employment Agreement has been amended on eleven prior occasions; and

C)	Employer and Executive now desire to amend the Employment Agreement, as set forth herein, effective as of the Effective Date:

Agreement

1.	Section 4.1 of the Employment Agreement is hereby amended in its entirety to provide as follows:

“4.1           Benefits Upon Termination.  Upon termination of this Agreement under Section 3.3 (Early Termination by Executive), Section 3.4 (Termination for Cause) or Section 3.5 (Termination Due to Death or Disability), all salary and benefits of Executive hereunder shall cease immediately.  Upon termination of this Agreement by Employer for any reason other than those set forth in Section 3.4 or Section 3.5, Executive shall be entitled to the continuation of Executive's base salary for one (1) year following the date of such termination, payable in equal installments in conformity with Employer’s normal payroll period, provided that such termination of employment constitutes a “separation from service” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and guidance promulgated thereunder (a “Separation from Service”).  If this Agreement is not terminated, then, upon expiration of the Employment Term, and if Executive’s employment by Employer does not thereafter continue upon mutually agreeable terms and such termination constitutes a Separation from Service, Executive shall be entitled to continuation of Executive’s base salary for one (1) year, payable in equal installments in conformity with Employer's normal payroll period; provided, however, that Employer's obligation to pay such installments after expiration of the Employment Term shall be reduced by the amount of employment compensation (if any) received by Executive from a subsequent employer of Executive during said one (1) year. During the period of this severance pay, Executive shall cooperate with Employer in providing for the orderly transition of Executive’s duties and responsibilities to other individuals, as reasonably request by Employer.”

2.	Effective as of the Effective Date, new Section 6.2 is incorporated into the Employment Agreement, with subsequent Sections renumbered accordingly, to read in its entirety as follows:

“6.2           Section 409A.  This Agreement is intended to be interpreted and construed in a manner that does not cause Executive to incur federal tax liability under Section 409A of the Code.  Notwithstanding any provision to the contrary in the Agreement, if Executive is deemed by Employer at the time of Executive’s Separation from Service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of Executive’s benefits shall not be provided to Executive prior to the earlier of (a) the expiration of the six-month period measured from the date of Executive’s Separation from Service or (b) the date of Executive’s death.  Upon the first business day following the expiration of the applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Section 6.2 shall be paid in a lump sum to Executive, and any remaining payments due under the Agreement shall be paid as otherwise provided herein.  To the extent that any reimbursements payable pursuant to this Agreement are subject to the provisions of Section 409A of the Code, any reimbursements payable to Executive shall be paid to Executive no later than December 31 of the year following the year in which the cost was incurred, the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, and  Executive’s right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit. For purposes of Section 409A of the Code, Executive’s right to receive each payment of compensation pursuant to the Agreement shall at all times be considered separate and distinct from other payments.”

[Signature page follows]

3.	All other terms of the Employment Agreement shall remain unaltered and fully effective.

Executed in San Diego, California, as of the date first written above.

EXECUTIVE                                                                                                EMPLOYER
PRICESMART, INC.

_______________________                                                                           _______________________
A. Edward Oats                                                                           By:
Its:

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